UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2021

Petco Health and Wellness Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39878	81-1005932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10850 Via Frontera

San Diego, California 92127

(Address of Principal Executive Offices)

(858) 453-7845

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	WOOF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On July 21, 2021, Petco Health and Wellness Company, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting were: (1) the election of Ronald Coughlin, Jr., Maximilian Biagosch, Cameron Breitner and Sabrina Simmons (the “Director Nominees”) to the Board of Directors of the Company (the “Board”) as Class I directors, each to serve for a three-year term expiring at the Company’s 2024 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification (“Proposal 1”); (2) the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers (“Proposal 2”); (3) the approval, on a non-binding, advisory basis, of the frequency of future non-binding, advisory votes to approve the compensation of the Company’s named executive officers (“Proposal 3”); and (4) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2022 (“Proposal 4”).

Holders of the Company’s Class A common stock were entitled to vote on all matters presented for stockholder vote at the Annual Meeting. Holders of the Company’s Class B-1 common stock were entitled to vote on all matters presented for stockholder vote at the Annual Meeting, except for Proposal 1, the election of the Director Nominees as Class I directors of the Company. Holders of the Company’s Class B-2 common stock were entitled to vote only on Proposal 1, the election of the Director Nominees as Class I directors of the Company.

Based on the votes cast by holders of Class A common stock, Class B-1 common stock and Class B-2 common stock, with Class A and Class B-1 common stock voting together on Proposals 2-4 and Class A and Class B-2 common stock voting together on Proposal 1, the final results for each proposal presented to stockholders at the Annual Meeting are set forth below:

1.	The election of Ronald Coughlin, Jr., Maximilian Biagosch, Cameron Breitner and Sabrina Simmons to the Board of Directors as Class I directors (Proposal 1):

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ronald Coughlin, Jr.	223,174,539	20,152,841	10,525,527
Maximilian Biagosch	219,055,475	24,271,905	10,525,527
Cameron Breitner	219,067,296	24,260,084	10,525,527
Sabrina Simmons	239,844,111	3,483,269	10,525,527

2.	The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers (Proposal 2):

Votes For	Votes Against	Abstentions	Broker Non-Votes
241,474,441	1,813,802	39,137	10,525,527

3.	The approval, on a non-binding, advisory basis, of the frequency of future non-binding advisory votes to approve the compensation of the Company’s named executive officers (Proposal 3):

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
243,076,754	33,283	159,440	57,903	10,525,527

4.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2022 (Proposal 4):

Votes For	Votes Against	Abstentions	Broker Non-Votes
253,694,501	122,858	35,548	N/A

No other matters were considered and voted on by the Company’s stockholders at the Annual Meeting.

The Company has decided, going forward, to include a non-binding advisory stockholder vote to approve the compensation of the Company’s named executive officers every year, consistent with the Board’s recommendation to stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2021	Petco Health and Wellness Company, Inc.

	By:	/s/ Ilene Eskenazi
Ilene Eskenazi
Chief Legal Officer and Corporate Secretary